Exhibit 31.1

CERTIFICATION

I, Elwood Shepard, certify that:

1.

I have reviewed this 10-Q of Heavenly Hot Dogs, Inc.;

2.

Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading;

3.

Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition and results of operations of the issuer as of, and for, the periods presented in the report;

4.

The registrant's certifying officer:

i.

is responsible for establishing and maintaining internal controls;

ii.

has designed such internal controls to ensure that material information relating to the issuer and its consolidated subsidiaries is made known to such officers by others within those entities, particularly during the period in which the periodic reports are being prepared;

iii.

has evaluated the effectiveness of the issuer's internal controls as of a date within 90 days prior to the report; and

iv.

has presented in the report his conclusions about the effectiveness of his internal controls based on their evaluation as of that date;

5.

The registrant's certifying officer has disclosed to the issuer's auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function):

i.

all significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process, summarize, and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls; and

ii.

any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

6.

the signing officer has indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: October 24, 2011

/s/ Elwood Shepard

Elwood Shepard

President, Chief Executive Officer and

Chief Financial Officer

(Principal Executive Officer and

Principal Financial Officer)